Exhibit 10.14

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TITLE:  BONUS PROGRAM FOR OFFICERS



OBJECTIVE: The objective of the Open Plan Bonus Plan is to reward officers of the company for meeting or exceeding performance goals.

POLICY: The criteria for bonus consideration is pre-determined performance goals of Earnings Per Share and Pre-Tax profit. Therefore, the bonus total amount available is determined based on the pre-set goals of EPS and Pre-Tax profit.

If the goals are not met at the threshold level, there will be no bonus consideration no matter what individual performance evaluation factors have been met.

The payout bonus is determined based on the basis of a group of component factors, each determined separately. For each category of officers (e.g., Chief Executive Officer, Vice Presidents of Sales and Manufacturing, and CFO, etc.), a percentage of salary is assigned to each of the component factors as indicated in the table below. The total of an officer's percentages earned for each component is then multiplied by the officer's salary to determine his or her bonus.

The Bonus Performance Targets are as follows:

         1.       Pre-Tax Profit

                  a. If the pre-tax profits of Open Plan Systems increase by less than 10% over those of the previous fiscal year, an officer will receive no award for this component.

                  b. If the pre-tax profits of Open Plan Systems increase by 10% over those of the previous year, this component equals the threshold percentage.

                  c. If the pre-tax profits of Open Plan Systems increase by more than 10% over those of the previous fiscal year, but are less than the budgeted pre-tax profits, this component is graded pro-rata between the threshold percentage and the target percentage.

                  d. If the pre-tax profits of Open Plan Systems equal the budgeted pre-tax profits, this component equals the target percentage.
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                  e. If the  pre-tax  profits  of Open Plan  Systems  exceed the budgeted pre-tax profits by less than 20% , this component is graded pro-rata between the target percentage and the excess percentage.

                  f. If the pre-tax profits of Open Plan Systems exceed the budgeted pre-tax profits by at least 20%, this component equals the excess percentage.

2.       Earnings Pre Share

                  a. If the earnings per share of Open Plan Systems increase by less than 10% over those of the previous fiscal year, an officer will receive no award for this component.

                  b. If the earnings per share of Open Plan Systems increase by 10% over those of the previous year, this component equals the threshold percentage.

                  c. If the earnings per share of Open Plan Systems increase by more than 10% over those of the previous fiscal year, but are less than the budgeted earnings per share, this component is graded pro-rata between the threshold percentage and the target percentage.

                  d. If the earnings per share of Open Plan Systems equal the budgeted earnings per share, this component equals the target percentage.

                  e. If the earnings per share of Open Plan Systems exceed the budgeted earnings per share by less than 20%, this component is graded pro-rata between the target percentage and the excess percentage.

                  f. If the earnings per share of Open Plan Systems exceeded the budgeted earnings per share by at least 20%, this component equals the excess percentage.

3.       Outstanding Performance Percentage

         If the company performance in pre-tax profit and earning per share exceeds the target by more than 10%, the special salary percentage will be added to the Bonus Calculation. This will only apply to the top officer category.


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         Based  on the  above  objectives,  the  percentages  assigned  for each category of officer bonus possibility is listed below.


                               Factor                       Category
                                                  A             B        C
             Earnings per share
             Threshold                       6.25%          4.375%     3.125%
             Target                          12.5%          8.75%      6.25%
             Excess                          25%            17.5%      12.5%
             Pre-tax income
             Threshold                       6.25%          4.375%     3.125%
             Target                          12.5%          8.75%      6.25%
             Excess                          25%            17.5%      12.5%
             Outstanding Performance         10%

                  The categories of officers are:

                        A.  CEO

                        B.  Vice President - Sales
                            CFO

                        C. Vice President - Manufacturing